Exhibit 99.1


                       1st Quarter Report          UB


                               March 31, 2005


                           Union Bankshares, Inc.
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                           Amex: UNB

1st Quarter Report                                   Union Bankshares, Inc.
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Consolidated Balance Sheets (unaudited)


ASSETS                                         March 31, 2005     March 31, 2004

Cash and Due from Banks                         $ 16,180,537       $ 20,221,592
Federal Funds Sold & Overnight Deposits            3,017,997          2,762,272
Interst Bearing Deposits in Banks                  6,908,312          6,320,780
Securities Available for Sale                     37,829,138         43,345,736
Loans Held for Sale                                5,756,163         14,459,266
Loans, net                                       271,955,878        253,387,358
Reserve for Loan Losses                           (3,067,534)        (3,018,917)
Premises and Equipment, net                        5,277,381          4,726,208
Other Real Estate Owned                               35,734            210,131
Accrued Interest & Other Assets                    8,785,804          7,641,854
                                                ------------       ------------
      Total Assets                              $352,679,410       $350,056,280
                                                ============       ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest Bearing Deposits                   $ 53,063,698       $ 47,183,292
Interest Bearing Deposits                        245,319,605        247,351,695
Borrowed Funds                                     9,454,658         10,326,888
Accrued Interest & Other Liabilities               4,226,083          3,713,665
Common Stock                                       9,831,222          9,822,522
Paid in Capital                                      106,988             54,576
Retained Earnings                                 32,289,309         32,343,529
Accumulated Other Comprehensive Income               109,778            982,044
Treasury Stock at Cost                            (1,721,931)        (1,721,931)
                                                ------------       ------------
Total Liabilities and Shareholders' Equity      $352,679,410       $350,056,280
                                                ============       ============

Standby letters of credit were $924,000 and $985,000 at March 31, 2005 and 2004, respectively.

Consolidated Statements of Income (unaudited)


                                     March 31, 2005     March 31, 2004

Interest Income                        $5,131,886         $4,867,094
Interest Expense                          858,998            844,301
                                       ----------         ----------
  Net Interest Income                   4,272,888          4,022,793
  Provision for Loan Losses                     0                  0
                                       ----------         ----------
      Net Interest Income after
       Provision for Loan Losses        4,272,888          4,022,793

Trust Income                               65,129             44,469
Noninterest Income                        810,183            917,916
Noninterest Expenses:
  Salaries & Wages                      1,376,740          1,409,493
  Pension & Employee Benefits             515,015            596,934
  Occupancy expense, net                  203,604            192,364
  Equipment expense                       268,258            220,206
  Other expenses                          807,520            757,432
                                       ----------         ----------
  Total                                 3,171,137          3,176,429
                                       ----------         ----------
Income before Taxes                     1,977,063          1,808,749
Income Tax Expense                        582,226            534,995
                                       ----------         ----------
Net Income                             $1,394,837         $1,273,754
                                       ==========         ==========

Earnings Per Share                          $0.31              $0.28
Book Value per Share                        $9.67              $9.12


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


Directors UNION BANKSHARES, INC. & UNION BANK

Richard C. Sargent, Chairman
Cynthia D. Borck                 Franklin G. Hovey II
Steven J. Bourgeois*             Richard C. Marron
William T. Costa, Jr.            Robert P. Rollins
Kenneth D. Gibbons               John H. Steel


Officers UNION BANKSHARES, INC.

Richard C. Sargent               Chairman
Cynthia D. Borck                 Vice President
Kenneth D. Gibbons               President & CEO
Marsha A. Mongeon                Vice President/Treasurer
Robert P. Rollins                Secretary
JoAnn A. Tallman                 Assistant Secretary


CITIZENS DIVISION ADVISORY BOARD

Cynthia D. Borck                 Kirk Dwyer
J.R. Alexis Clouatre             Kenneth D. Gibbons
William T. Costa, Jr.            Franklin G. Hovey II
Dwight A. Davis

* Steven J. Bourgeois was appointed a director of Union Bank in February and is being nominated as a director of Union Bankshares, Inc. at the Annual Meeting on May 18.


Officers UNION BANK

Wanda L. Allaire         Assistant Vice President            Morrisville
Rhonda L. Bennett        Vice President                      Morrisville
John T. Booth, Jr.       Finance Officer                     Morrisville
Cynthia D. Borck         Executive Vice President            Morrisville
Stacey L.B. Chase        Assistant Treasurer                 Morrisville
Alice H. Claflin         Trust Officer                       St. Johnsbury
Jeffrey G. Coslett       Assistant Vice President            Morrisville
Michael C. Curtis        Vice President                      St. Albans
Peter J. Eley            Senior Vice President               Morrisville
Fern C. Farmer           Assistant Vice President            Morrisville
Patsy S. French          Assistant Vice President            Jeffersonville
Karen C. Gammell         Assistant Treasurer                 Lyndonville
Kenneth D. Gibbons       President & CEO                     Morrisville
Melissa A. Greene        Assistant Treasurer                 Hardwick
Claire A. Hindes         Assistant Vice President            Morrisville
Patricia N. Hogan        Vice President                      Morrisville
Tracey D. Holbrook       Vice President                      St. Johnsbury
Lynne P. Jewett          Assistant Treasurer                 Morrisville
Peter R. Jones           Vice President                      Morrisville
Stephen H. Kendall       Assistant Vice President            Fairfax
Susan O. Laferriere      Vice President                      St. Johnsbury

Officers UNION BANK (continued)

Margaret S. Lambert      Assistant Vice President            Morrisville
Dennis J. Lamothe        Vice President                      St. Johnsbury
Susan F. Lassiter        Assistant Vice President            Jeffersonville
Phillip L. Martin        Vice President                      Stowe
Marsha A. Mongeon        Senior Vice President-Treasurer     Morrisville
Mildred R. Nelson        Assistant Vice President            Littleton
Barbara A. Olden         Assistant Vice President            St. Johnsbury Ctr.
Deborah J. Partlow       Trust Officer                       Morrisville
Colleen D. Putvain       Assistant Treasurer                 Morrisville
Robert P. Rollins        Secretary                           Morrisville
Ruth P. Schwartz         Vice President                      Morrisville
Robyn A. Sheltra         Assistant Treasurer                 Stowe
David S. Silverman       Senior Vice President               Morrisville
Sara J. Small            Assistant Treasurer                 Morrisville
JoAnn A. Tallman         Assistant Secretary                 Morrisville
Alycia R. Vosinek        Commercial Loan Officer             Littleton
Francis E. Welch         Assistant Vice President            Morrisville


                   For more company information,
                   please visit Union Bank's web site
                   at www.unionbankvt.com.

Union Bankshares, Inc.
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Dear Shareholder:                                            April 28, 2005

The first quarter of 2005 has come to a close, and we are pleased to report the results. Net income increased 9.5% to $1.395 million, primarily due to an increase of $250,000 in net interest income. It appears that balance sheet management strategies, applied when interest rates began their decline in 2001 and continued into 2004, are now showing positive results. Salary and benefits expense also improved, while equipment (new check imaging system) and other expenses increased.

Asset growth continued at a modest pace as we chose to sell loans into the secondary market in order to manage interest rate risk. Later this year we will likely begin "holding" more of these assets as mortgage rates rise, with the intended effect of increasing the asset size of the bank. We believe the Federal Reserve's current trend of increasing interest rates will continue through 2005.

In March, the U.S. Small Business Administration (SBA) published the results of their ninth annual "Most Small Business-Friendly" bank survey. We are particularly proud that Union Bank was ranked number one in Vermont in the current survey, and number one for the eighth time since the survey's inception. Our emphasis on small business lending and related commercial services, including credit card processing, has not gone unnoticed.

Renovations of our Portland Street (Route 2), St. Johnsbury office are scheduled to begin in early July. Major changes to the exterior will include an addition for a loan officer and personal banker. Also planned is a complete renovation of the interior. This is a very busy office in a high traffic area, and we believe these upgrades will further enhance growth at this location.

We moved from winter to spring quickly this year. In general, the tourism industry had an "okay" winter - not the best, not the worst. Now we are in construction season, and again we are seeing a lot of activity in our B.U.I.L.D. loan program.

In January, we announced the opening of our St. Albans loan center, and in February, Steven J. Bourgeois, former President of Franklin Lamoille Bank, was appointed a director of Union Bank. Steve lives and works in Franklin County and is very familiar with the area. He is also being nominated as a director for your company at the Annual Meeting on May 18th. Steve will provide good insight into the St. Albans community.

Kirk Dwyer, Headmaster of Burke Mountain Academy and President of Burke Mountain LLC (Burke Mountain Ski Area), was appointed to our St. Johnsbury regional advisory board in March. Kirk is quite familiar with the Northeast Kingdom through his duties at the Academy and Ski Area. His knowledge will assist us in identifying opportunities and meeting the needs of this region.

Enclosed is your dividend check or advice of deposit, representing a dividend of $.24 to shareholders of record on April 25, 2005. Recently you should have received our proxy statement, ballot, and annual report. We urge you to review these documents, as they contain much information about your company. We cordially invite you to attend the annual meeting at 3:00 PM on Wednesday, May 18th at Union Bank's main office in Morrisville.

Sincerely,

/s/ Richard C. Sargent                 /s/ Kenneth D. Gibbons

Richard C. Sargent                     Kenneth D. Gibbons
Chairman                               President & CEO


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Union Bankshares, Inc.
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Shareholder Assistance
and Investor Information

If you need assistance with a change in registration of certificates, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact us at the address and phone number listed below:

Corporate Name:    Union Bankshares, Inc.

Transfer Agent:    Union Bank
                   P.O. Box 667
                   Morrisville, VT  05661-0667

Phone:             802-888-6600

Fax:               802-888-4921

E-mail:            ubexec@unionbankvt.com

American Stock Exchange
Ticker Symbol:     UNB


Union Bank Offices

Fairfax                   Littleton, NH           St. Albans
Jct. Rtes. 104 & 128*     Loan Center             Loan Center
802.849.2600              241 Main St.            120 North Main St.
                          603.444.7136            802.524.9000
Hardwick
103 VT Route 15*          Lyndonville             St. Johnsbury
802.472.8100              183 Depot St.*          364 Railroad St.*
                          802.626.3100            802.748.3131
Hyde Park
250 Main St.              Morrisville             325 Portland St.*
802.888.6880              20 Lower Main St.*      802.748.3121
                          802.888.6600
Jeffersonville                                    St. Johnsbury Ctr.
44 Main St.*              65 Northgate Plaza*     Green Mtn. Mall*
802.644.6600              Route 100               1998 Memorial Dr.
                          802.888.6860            802.748.2454
Johnson
198 Lower Main St.*       Stowe                   *ATMs at
802.635.6600              47 Park St.*            these branches
                          802.253.6600


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